UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

ARDENT HEALTH PARTNERS, LLC

(to be converted into Ardent Health Partners, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	61-1764793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

340 Seven Springs Way, Suite 100 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-280425

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Ardent Health Partners, LLC, the registrant whose name appears on the cover of this registration statement, is a Delaware limited liability company. Prior to the listing on the New York Stock Exchange, Ardent Health Partners, LLC will be converted into a Delaware corporation pursuant to a statutory conversion and change its name to Ardent Health Partners, Inc. The Common Stock to be listed on the New York Stock Exchange and referred to herein are securities of Ardent Health Partners, Inc.

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, $0.01 par value per share (the “Common Stock”), of Ardent Health Partners, Inc., a Delaware corporation (the “Registrant”).

For a description of the Common Stock being registered hereunder, reference is hereby made to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-280425), as initially filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2024 and as thereafter amended (as so amended, the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 16, 2024	ARDENT HEALTH PARTNERS, LLC

	By:	/s/ Stephen C. Petrovich
Stephen C. Petrovich
Executive Vice President, General Counsel and Secretary